COLUMBIA FUNDS SERIES TRUST I

AMENDMENT NO. 12 TO THE

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust I (the “Trust”), dated August 10, 2005, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, to change or to abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the amendment to said Declaration of Trust to reflect the addition of Multi-Manager Large Cap Growth Strategies Fund, and have authorized the following amendment to said Declaration of Trust:

1. Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Adaptive Risk Allocation Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Global Technology Growth Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Intermediate Duration Municipal Bond Fund

Columbia International Dividend Income Fund

Columbia Large Cap Growth Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Multi Strategy Alternatives Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Real Estate Equity Fund

Columbia Select Large Cap Growth Fund

Columbia Select Mid Cap Growth Fund

Columbia Small Cap Growth Fund

Columbia Small Cap Value Fund I

Columbia Strategic California Municipal Income Fund

Columbia Strategic Income Fund

Columbia Strategic New York Municipal Income Fund

Columbia Tax-Exempt Fund

Columbia Total Return Bond Fund

Columbia U.S. Treasury Index Fund

Columbia Ultra Short Term Bond Fund

Multi-Manager Alternative Strategies Fund

Multi-Manager Directional Alternative Strategies Fund

Multi-Manager Growth Strategies Fund

Multi-Manager International Equity Strategies Fund

Multi-Manager Large Cap Growth Strategies Fund

Multi-Manager Small Cap Equity Strategies Fund

Multi-Manager Total Return Bond Strategies Fund

Multisector Bond SMA Completion Portfolio

Overseas SMA Completion Portfolio

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The rest of the Declaration of Trust remains unchanged.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 12 to the Declaration of Trust on March 27, 2025.

/s/ George S. Batejan George S. Batejan	/s/ Brian J. Gallagher Brian J. Gallagher

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Douglas A. Hacker Douglas A. Hacker

/s/ Daniel J. Beckman Daniel J. Beckman	/s/ Nancy T. Lukitsh Nancy T. Lukitsh

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ David M. Moffett David M. Moffett

/s/ Janet Langford Carrig Janet Langford Carrig	/s/ Catherine James Paglia Catherine James Paglia

/s/ J. Kevin Connaughton J. Kevin Connaughton	/s/ Natalie A. Trunow Natalie A. Trunow

/s/ Olive M. Darragh Olive M. Darragh	/s/ Sandra L. Yeager Sandra L. Yeager

/s/ Patricia M. Flynn Patricia M. Flynn

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109